Exhibit 99.1

MoneyGram International Reports Second Quarter Financial Results

Increases Global Agent Locations to More Than 203,000

Company Launches Global Restructuring Initiative

MINNEAPOLIS--(BUSINESS WIRE)--July 30, 2010--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the second quarter of 2010.

  Money transfer transaction volume increased 7 percent and money transfer fee and other revenue increased 2 percent in the second quarter of 2010 versus prior year. On a constant currency basis, money transfer fee and other revenue increased 3 percent versus prior year. The primary difference between transaction growth and constant currency revenue growth is related to lower revenue per transaction due to the introduction of the $50 price band in the United States.
  Global agent locations increased 13 percent over prior year to 203,000.
  Total revenue in the second quarter declined 3 percent to $283.6 million, compared with $291.2 million in the same period last year. Total fee and other revenue declined slightly to $277.6 million, from $278.5 million in the same period last year. Total revenue in 2010 reflects investment revenue and net securities gains that were $6.7 million less than second quarter 2009.
  Net income for the quarter was $6.8 million and EBITDA was $55.4 million. Both net income and EBITDA were impacted by $6.0 million of stock-based compensation, $1.9 million of restructuring and reorganization costs, and $1.5 million of asset impairment charges. Net income was also impacted by a $3.5 million write off of deferred financing and debt discount related to the early debt paydown.
  Adjusted EBITDA for the quarter was $65.0 million versus $57.3 million in the prior year. Second quarter 2010 adjusted EBITDA reflects lower net investment revenue of $2.1 million compared with the same period in 2009. Second quarter 2009 adjusted EBITDA was negatively impacted by a $9 million provision for loss.

“In the second quarter of 2010, MoneyGram made significant progress on positioning the company for long-term profitable growth. We launched our 200,000th agent location, solidified our management team with the addition of James Shields as our chief financial officer, and despite a challenging economic environment and increased price pressure in our domestic U.S. market, we delivered positive money transfer transaction, revenue and network growth,” said Pamela H. Patsley, MoneyGram chairman and chief executive officer.

Restructuring and Reorganization Activities

In the second quarter, MoneyGram implemented the first phase of a global initiative to realign its management and operations with the changing global market and streamline operations to promote a more efficient and scalable cost structure. The Company recorded $1.9 million of costs in the second quarter of 2010 related to this first phase. Based upon preliminary estimates, the Company anticipates incurring $45 million to $50 million of cash outlays in future phases to generate annual pre-tax cost savings of $25 million to $30 million when fully implemented in 2012.

Balance Sheet Items

During the quarter, MoneyGram prepaid $60 million on its Senior Tranche B Loan under its Senior Facility through a $30 million prepayment in April and another $30 million prepayment in June. Including these two prepayments, the Company has paid down $247 million, or 25 percent, of its debt since Jan. 1, 2009. The Company ended the quarter with $746.3 million in outstanding debt principal and assets in excess of payment service obligations of $284.1 million.

“To further strengthen our business we continued to de-lever by paying down $60 million of debt in the quarter. We also continued to enhance our competitive posture through the formal launch of our restructuring initiative that will accelerate our cost reduction efforts, better positioning us for enhanced productivity and customer focus,” said Patsley. “The actions we are taking will allow us to expand rapidly and profitably into new markets and corridors, invest in innovative product offerings, and focus on growth in our core money transfer business.”

Market Development

The Company continued its focus on enhancing its product offerings and expanding its agent network. MoneyGram recently:

  Signed State Savings Bank of the Russian Federation (Sberbank), the oldest and largest bank in Russia and Eastern Europe, introducing MoneyGram services initially in more than 7,000 locations with plans to expand to all 10,000 bank branches beginning in the fourth quarter.
  Added First Bank of Nigeria Plc, Nigeria's oldest bank and one of the largest in terms of network size, to provide money transfer services in its more than 500 locations across the nation.
  Signed SRD MP and its partner Bimedia, a value-added services provider for tobacco and news retailers throughout France, to bring MoneyGram money transfer services to 2,500 tobacco shops across the country.
  Added Credit Immobilier et Hotelier, MEA Finance / Canal M and WafaCash, bringing MoneyGram services to 1,450 locations in Morocco.
  Expanded MoneyGram’s presence in Kazakhstan through a new agent agreement that brings MoneyGram’s services to 800 Kazakhstan Post offices located across the country.
  Partnered with National Bank of Abu Dhabi to offer MoneyGram money transfer services via mobile phones to the bank’s customers all over the UAE.
  Launched Visa Cash to Card money transfer services through a global partnership agreement with Visa and Banco Industrial, a leading Visa bank and MoneyGram agent in Guatemala.

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment increased 1 percent to $253.7 million in the second quarter of 2010 from $251.5 million in the second quarter of 2009. The segment reported operating income of $30.9 million and an operating margin of 12.2 percent in the second quarter of 2010. Adjusted operating margin was 14.2 percent in the quarter.

Money transfer transaction volume increased 7 percent, with fee and other revenue increasing 2 percent to $222.6 million in the second quarter of 2010 from $219.2 million in the same period last year. On a constant currency basis, money transfer fee and other revenue improved 3 percent. The primary difference between transaction growth and constant currency revenue growth is related to lower revenue per transaction due to the introduction of the $50 price band in the United States.

In the second quarter, money transfer transactions originating in the United States, excluding transactions sent to Mexico, increased 7 percent, led by strong double-digit intra-U.S. transaction growth. Second quarter transaction volume to Mexico decreased 4 percent. Money transfer transactions originating outside of the United States increased 12 percent from the prior year. Excluding Spain, transactions originating outside of the United States increased a solid 16 percent from the prior year.

Bill payment transaction volume was roughly flat, increasing 0.4 percent, while fee and other revenue decreased 3 percent to $31.0 million in the second quarter of 2010 from $32.1 million in the second quarter of 2009. The difference between transaction and revenue growth is primarily related to transaction mix as we continue to grow in new emerging verticals that generate lower revenue per transaction compared with the traditional business.

Financial Paper Products Segment Results

Total revenue in the Financial Paper Products segment declined 7 percent to $29.2 million in the second quarter of 2010 from $31.4 million in the second quarter of 2009. Operating income increased 14 percent to $11.6 million in the second quarter of 2010, from $10.1 million in the second quarter of 2009. Operating margin in the second quarter of 2010 was 39.7 percent. Adjusted margin was 42.7 percent in the quarter.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization) and Adjusted EBITDA (EBITDA adjusted for significant items). The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA and Adjusted EBITDA are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income (Loss)
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA and Adjusted EBITDA
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9:00 a.m. ET, 8:00 a.m. CT, to discuss its second quarter 2010 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-504-7953 in the U.S. The participant confirmation number is 9747824. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at noon ET on July 30 through 11:59 p.m. ET on Aug. 6, 2010. The replay of the call is available at 1-877-870-5176 for U.S. callers or 1-858-384-5517 for international callers. The replay confirmation code is 9747824.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 203,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws and regulatory requirements including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations required to be developed thereunder, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business, reduce the market for or value of our services or change our relationships with our customers, investors and other stakeholders; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		2010 vs	June 30,		2010 vs
(Amounts in thousands, except per share data)	2010	2009	2009	2010	2009	2009

REVENUE
Fee and other revenue	$277,644	$278,493	$(849)	$558,510	$546,637	$11,873
Investment revenue	6,253	8,455	(2,202)	11,891	20,146	(8,255)
Net securities (losses) gains	(277)	4,233	(4,510)	2,115	4,289	(2,174)
Total revenue	283,620	291,181	(7,561)	572,516	571,072	1,444
Fee and other commissions expense	120,248	121,764	(1,516)	242,658	240,308	2,350
Investment commissions expense	216	354	(138)	420	753	(333)
Total commissions expense	120,464	122,118	(1,654)	243,078	241,061	2,017
Net revenue	163,156	169,063	(5,907)	329,438	330,011	(573)

EXPENSES
Compensation and benefits	55,225	47,639	7,586	112,787	99,271	13,516
Transaction and operations support	48,579	71,166	(22,587)	96,165	115,650	(19,485)
Occupancy, equipment and supplies	10,975	12,237	(1,262)	22,144	23,263	(1,119)
Interest expense	27,440	26,649	791	51,847	53,689	(1,842)
Depreciation and amortization	11,876	14,962	(3,086)	24,387	29,324	(4,937)
Total expenses	154,095	172,653	(18,558)	307,330	321,197	(13,867)
Income (loss) before income taxes	9,061	(3,590)	12,651	22,108	8,814	13,294
Income tax expense (benefit)	2,213	(273)	2,486	4,448	290	4,158
NET INCOME (LOSS)	$6,848	$(3,317)	$10,165	$17,660	$8,524	$9,136

Basic and diluted loss per common share	$(0.31)	$(0.40)	$0.09	$(0.57)	$(0.60)	$0.03

Net loss available to common stockholders:
Net income (loss) as reported	$6,848	$(3,317)	$10,165	$17,660	$8,524	$9,136
Accrued preferred stock dividends	(30,667)	(27,116)	(3,551)	(60,036)	(52,834)	(7,202)
Accretion recognized on preferred stock	(1,979)	(2,540)	561	(4,824)	(5,041)	217
Net loss available to common stockholders	$(25,798)	$(32,973)	$7,175	$(47,200)	$(49,351)	$2,151

Weighted-average outstanding common shares (1)	83,266	82,504	762	82,951	82,493	458

(1) The following weighted-average potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options and restricted stock	35,814	13,036		35,508	9,877
Shares related to preferred stock	405,763	358,771		405,763	358,771

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Six Months Ended
	June 30,		2010 vs	June 30,		2010 vs
(Amounts in thousands)	2010	2009	2009	2010	2009	2009

Money transfer revenue:
Fee and other revenue	$222,598	$219,241	$3,357	$445,330	$427,419	$17,911
Investment revenue	19	107	(88)	118	109	9
Bill payment revenue:
Fee and other revenue	31,018	32,121	(1,103)	64,857	68,364	(3,507)
Investment revenue	21	3	18	45	7	38
Total revenue	253,656	251,472	2,184	510,350	495,899	14,451

Commissions expense	119,138	119,834	(696)	240,295	236,075	4,220
Net revenue	$134,518	$131,638	$2,880	$270,055	$259,824	$10,231

Operating income	$30,882	$7,545	$23,337	$58,663	$44,437	$14,226

Operating margin	12.2%	3.0%		11.5%	9.0%

Financial Paper Products
	Three Months Ended			Six Months Ended
	June 30,		2010 vs	June 30,		2010 vs
(Amounts in thousands)	2010	2009	2009	2010	2009	2009

Money order revenue:
Fee and other revenue	$16,501	$18,763	$(2,262)	$33,348	$34,612	$(1,264)
Investment revenue	1,165	1,385	(220)	2,222	3,293	(1,071)
Official check revenue:
Fee and other revenue	6,871	5,095	1,776	13,362	9,394	3,968
Investment revenue	4,616	6,161	(1,545)	8,624	14,716	(6,092)
Total revenue	29,153	31,404	(2,251)	57,556	62,015	(4,459)

Commissions expense	1,032	1,840	(808)	2,138	3,930	(1,792)
Net revenue	$28,121	$29,564	$(1,443)	$55,418	$58,085	$(2,667)

Operating income	$11,573	$10,126	$1,447	$20,477	$17,406	$3,071

Operating margin	39.7%	32.2%		35.6%	28.1%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended			Six Months Ended
	June 30,		2010 vs	June 30,		2010 vs
(Amounts in thousands)	2010	2009	2009	2010	2009	2009

Revenue (as reported)	$253,656	$251,472	$2,184	$510,350	$495,899	$14,451

Adjusted operating income	$36,010	$24,216	$11,794	$69,631	$61,361	$8,270

Asset impairment charges	-	(3,176)	3,176	-	(3,176)	3,176
Stock-based compensation expense	(5,128)	(1,495)	(3,633)	(10,968)	(1,748)	(9,220)
Legal accrual	-	(12,000)	12,000	-	(12,000)	12,000
Total adjustments	(5,128)	(16,671)	11,543	(10,968)	(16,924)	5,956

Operating income (as reported)	$30,882	$7,545	$23,337	$58,663	$44,437	$14,226

Adjusted operating margin	14.2%	9.6%		13.6%	12.4%
Total adjustments	(2.0%)	(6.6%)		(2.1%)	(3.4%)
Operating margin (as reported)	12.2%	3.0%		11.5%	9.0%

Financial Paper Products
	Three Months Ended			Six Months Ended
	June 30,		2010 vs	June 30,		2010 vs
(Amounts in thousands)	2010	2009	2009	2010	2009	2009

Revenue (as reported)	$29,153	$31,404	$(2,251)	$57,556	$62,015	$(4,459)

Adjusted operating income	$12,444	$10,442	$2,002	$22,345	$17,647	$4,698

Stock-based compensation expense	(871)	(316)	(555)	(1,868)	(241)	(1,627)
Total adjustments	(871)	(316)	(555)	(1,868)	(241)	(1,627)

Operating income (as reported)	$11,573	$10,126	$1,447	$20,477	$17,406	$3,071

Adjusted operating margin	42.7%	33.3%		38.8%	28.5%
Total adjustments	(3.0%)	(1.0%)		(3.2%)	(0.4%)
Operating margin (as reported)	39.7%	32.2%		35.6%	28.1%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands)	2010	2009	2010	2009

Income (loss) before income taxes	$9,061	$(3,590)	$22,108	$8,814
Interest expense	27,440	26,649	51,847	53,689
Depreciation and amortization	11,876	14,962	24,387	29,324
Amortization of agent signing bonuses	7,042	8,554	14,372	17,083
EBITDA	55,419	46,575	112,714	108,910

Significant items impacting EBITDA:
Net securities losses (gains)	277	(4,233)	(2,115)	(4,289)
Severance and related costs (1)	(133)	(2,647)	(192)	1,256
Restructuring and reorganization costs (2)	1,935	-	1,935	-
Asset impairment charges (3)	1,500	3,858	1,500	3,858
Stock-based compensation expense	6,016	1,704	12,873	1,600
Legal accrual (4)	-	12,000	-	12,000
Adjusted EBITDA	$65,014	$57,257	$126,715	$123,335

(1) Severance and related costs from executive terminations occurring prior to the second quarter of 2010, including adjustments to amounts previously accrued.
(2) Costs associated with restructuring and reorganization initiatives in the second quarter of 2010.
(3) Impairment charges related to the corporate airplane sale in July 2010 and goodwill in 2009.
(4) Legal accrual related to a patent lawsuit.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Amounts in thousands, except share and per share data)	2010	2009
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,492,147	3,776,824
Receivables, net (substantially restricted)	1,047,768	1,054,381
Trading investments and related put options (substantially restricted)	-	26,951
Available-for-sale investments (substantially restricted)	216,894	298,633
Property and equipment	121,069	127,972
Intangible assets	7,318	7,680
Goodwill	428,691	425,630
Other assets	147,316	211,592
Total assets	$5,461,203	$5,929,663

LIABILITIES
Payment service obligations	$4,472,692	$4,843,454
Debt	740,584	796,791
Pension and other postretirement benefits	116,337	118,444
Accounts payable and other liabilities	120,394	189,659
Total liabilities	5,450,007	5,948,348

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 800,000 shares authorized, 495,000 shares issued and outstanding	581,923	539,084
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	347,265	325,244
Total mezzanine equity	929,188	864,328

STOCKHOLDERS' DEFICIT
Preferred shares, $0.01 par value, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	-	-
Retained loss	(735,328)	(694,914)
Unearned employee benefits	-	(8)
Accumulated other comprehensive loss	(37,577)	(35,671)
Treasury stock: 5,228,055 and 6,040,958 shares at June 30, 2010 and December 31, 2009, respectively	(145,973)	(153,306)
Total stockholders' deficit	(917,992)	(883,013)
Total liabilities, mezzanine equity and stockholders' deficit	$5,461,203	$5,929,663

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

	June 30,	March 31,	December 31,	September 30,
(Amounts in thousands)	2010	2010	2009	2009

Cash and cash equivalents	$3,492,147	$3,678,499	$3,776,824	$3,876,105
Receivables, net	1,047,768	960,341	1,054,381	958,937
Trading investments and related put options	-	-	26,951	25,804
Available-for-sale investments	216,894	258,245	298,633	324,942
	4,756,809	4,897,085	5,156,789	5,185,788
Payment service obligations	(4,472,692)	(4,572,846)	(4,843,454)	(4,775,290)
Assets in excess of payment service obligations	$284,117	$324,239	$313,335	$410,498

CONTACT:
MoneyGram International, Inc.
Media:
Lynda Michielutti, 952-591-3846
lmichielutti@moneygram.com
or
Investors:
Alex Holmes, 720-568-8703
aholmes@moneygram.com